Exhibit 14(a)
CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement on Form N-14 of Lord Abbett Investment Trust of our reports on the financial statements of the Lord Abbett Investment Trust - Limited Duration U.S. Government Securities Series dated December 8, 1995 and Lord Abbett Securities Trust - Limited Duration U.S. Government Securities Trust dated December 8, 1995, which are contained in the respective 1995 Annual Reports and are incorporated by reference in such
Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and to the references to us under the headings of "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information of Lord Abbett Investment Trust - Limited Duration U.S. Government Securities Series dated December 27, 1994 and Lord Abbett Securities Trust Limited Duration U.S. Government Securities Trust dated December 27, 1994, which are incorporated by reference in such Registration Statement.




DELOITTE & TOUCHE LLP

New York, New York
February 29, 1996